Atlassian Announces Third Quarter Fiscal Year 2026 Results
Revenue of $1,787 million, up 32% year-over-year
Cloud revenue of $1,132 million, up 29% year-over-year
Remaining performance obligations of $3,996 million, up 37% year-over-year
GAAP operating margin of (3)% and non-GAAP operating margin of 34%
TEAM Anywhere/San Francisco (April 30, 2026) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its third quarter ended March 31, 2026. A shareholder letter was posted on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“Our strong Q3 results show the power of our strategy in action, with total revenue growing 32% year-over-year to $1.8 billion, as customers sign bigger, longer-term commitments, and connect their teams and workflows on our AI-powered platform,” said Mike Cannon‑Brookes, Atlassian’s CEO and co‑Founder. “Service Collection eclipsed $1 billion in ARR, and is growing over 30% year-over-year, as it continues to take share and reinforce our conviction in the long-term growth opportunity of the Atlassian System of Work.”
“Cloud revenue growth accelerated to 29% year-over-year as customers deepen their engagement with our System of Work through continued strong seat expansion in Jira and adoption of Teamwork Collection for its increased AI capabilities,” said James Chuong, Atlassian's CFO. “The momentum across our three strategic priorities of Enterprise, AI, and the System of Work continues to build, and I’m excited about the significant opportunity ahead to drive durable, profitable growth as we scale.”
Third Quarter Fiscal Year 2026 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,787.0 million for the third quarter of fiscal year 2026, up 32% from $1,356.7 million for the third quarter of fiscal year 2025.
•Operating Loss and Operating Margin: Operating loss was $56.3 million for the third quarter of fiscal year 2026, compared with operating loss of $12.5 million for the third quarter of fiscal year 2025. Operating margin was (3%) for the third quarter of fiscal year 2026, compared with (1%) for the third quarter of fiscal year 2025. Operating loss for the third quarter of fiscal year 2026 includes restructuring charges of $223.8 million associated with rebalancing resources and consolidating leases, which negatively impacted operating margin by 12%.
•Net Loss and Net Loss Per Diluted Share: Net loss was $98.4 million for the third quarter of fiscal year 2026, compared with net loss of $70.8 million for the third quarter of fiscal year 2025. Net loss per diluted share was $0.38 for the third quarter of fiscal year 2026, compared with net loss per diluted share of $0.27 for the third quarter of fiscal year 2025. Net loss for the third quarter of fiscal year 2026 includes restructuring charges, net income tax effect, totaling $223.1 million which increased net loss per diluted share by $0.85, net of tax effects.
•Balance Sheet: Cash and cash equivalents at the end of the third quarter of fiscal year 2026 totaled $1.1 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $607.2 million for the third quarter of fiscal year 2026, compared with operating income of $348.3 million for the third quarter of fiscal year 2025. Operating margin was 34% for the third quarter of fiscal year 2026, compared with 26% for the third quarter of fiscal year 2025.
•Net Income and Net Income Per Diluted Share: Net income was $456.5 million for the third quarter of fiscal year 2026, compared with net income of $261.5 million for the third quarter of fiscal year 2025. Net income per diluted share was $1.75 for the third quarter of fiscal year 2026, compared with net income per diluted share of $0.97 for the third quarter of fiscal year 2025.
•Free Cash Flow: Cash flow from operations was $567.5 million and free cash flow was $561.3 million for the third quarter of fiscal year 2026. Free cash flow margin for the third quarter of fiscal year 2026 was 31%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Agent Orchestration in Jira: Atlassian introduced agents in Jira, making it the place to orchestrate work across humans and AI agents. Teams can assign work directly to Rovo and third‑party AI agents in Jira, iterate with agents in comments, and embed agents directly into workflows. Agent activity is captured alongside task history with full permissions, audit trails, and admin governance. Atlassian’s open toolchain approach lets teams orchestrate MCP-enabled third-party agents into Jira alongside Rovo agents, keeping all agent-driven work visible and coordinated in one system.
•Expanded MCP Gallery: Atlassian launched a growing list of partners that allow Rovo agents to securely plug into popular third‑party apps, including Amplitude, Box, Canva, Figma, GitHub, Intercom, and New Relic, tapping into skills from each app without leaving Rovo. These MCP-powered skills help customers standardize more workflows, by giving Rovo agents the ability to pull live data and take actions across tools, combining with Atlassian’s Teamwork Graph to deliver richer, more connected answers directly in Jira and Confluence.
•Rovo Dev in Jira: Atlassian launched Rovo Dev in Jira, enabling developers to delegate routine tasks—from security fixes and migrations to feature‑flag cleanups—to a context-aware AI agent. Teams stay in control, choosing what to delegate to agents and approving every change before it ships, while freeing up capacity for higher-impact work and faster delivery.
•Remix in Confluence: Atlassian introduced Remix, a new AI-powered capability in Confluence that enables teams to convert pages into visual formats such as charts, infographics, and presentations. New MCP integrations with Lovable, Replit, and Gamma extend Confluence content into external tools, allowing customers to create versatile visual stories while preserving the context of the supporting text.
•AI Innovation in Service Collection: Atlassian introduced more advanced AI-powered capabilities to its Service Collection. Rovo Service, now generally available, is a human-supervised AI agent that plans and executes employee support workflows such as ticket resolution and HR onboarding - automatically routing, answering, and acting across systems by pulling context from existing knowledge, past tickets, and company policies. In addition, new Proactive AIOps capabilities draw on the depth of context from Atlassian’s Teamwork Graph to help detect potential incidents earlier by filtering alert noise and assess change risk by analyzing change data and providing risk scoring.
•Expanded Partnership with Google Cloud to Power Agentic AI: Atlassian strengthened its strategic partnership with Google Cloud by adding Gemini 3 Flash to its open, multi-model AI strategy and extending its agentic AI capabilities – enabling advanced reasoning and multimodal features for Rovo at enterprise scale. By bringing deeper integrations between Rovo, Google Workspace, and Gemini Enterprise, joint customers can access AI agents directly in the tools where they already work, plan, and collaborate on projects.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its third quarter of fiscal year 2026 with 55,913 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 10% year-over-year.
•Atlassian Recognized in Leading U.S. Workplace Culture Awards:
◦Fortune 100 Best Companies to Work For 2026: Atlassian was recognized for the eighth consecutive year, as one of Fortune’s 100 Best Companies to work for. This achievement reflects the commitment to workplace culture, employee satisfaction and globally distributed workplace practices which provides a supportive, engaging environment for teams.
◦Forbes America’s Best Employers for Company Culture 2026: Atlassian was recognized as a company that creates an environment where employees feel recognized for their efforts and connected to their colleagues and company mission, leading to higher engagement, productivity, and long‑term retention.

Financial Targets:
Atlassian is providing its financial targets as follows:
Fourth Quarter Fiscal Year 2026:
•Total revenue is expected to be in the range of $1,653 million to $1,661 million.
•Cloud revenue growth year-over-year is expected to be approximately 25.5%.
•Data Center revenue growth year-over-year is expected to be approximately 8.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 6.5%.
•Gross margin is expected to be approximately 85.5% on a GAAP basis and approximately 88.0% on a non-GAAP basis.
•Operating margin is expected to be approximately 4.5% on a GAAP basis and approximately 30.5% on a non-GAAP basis.
Fiscal Year 2026:
•Total revenue growth year-over-year is expected to be approximately 24.0%.
•Cloud revenue growth year-over-year is expected to be approximately 26.5%.
•Data Center revenue growth year-over-year is expected to be approximately 21.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 6.5%.
•Gross margin is expected to be approximately 84.5% on a GAAP basis and approximately 88.0% on a non-GAAP basis.
•Operating margin is expected to be approximately (2.0%) on a GAAP basis and approximately 29.0% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s third quarter fiscal year 2026 shareholder letter dated April 30, 2026.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, April 30, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 85% of the Fortune 500 and 350,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “further,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and capabilities and planned offerings and capabilities, investments, System of Work, AI solutions and innovation, customers, size and term of sales agreements, company culture, strategic priorities, partnerships, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q, as well as those that may be updated in our future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, and the related income tax adjustments of these items.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues:
Subscription	$1,698,885	$1,272,876	$4,581,043	$3,618,072
Other	88,086	83,840	224,796	212,888
Total revenues	1,786,971	1,356,716	4,805,839	3,830,960
Cost of revenues (1) (2)	262,762	219,675	758,377	660,426
Gross profit	1,524,209	1,137,041	4,047,462	3,170,534
Operating expenses:
Research and development (1) (2)	926,954	685,320	2,509,437	1,968,634
Marketing and sales (1) (2)	439,029	295,832	1,151,890	820,119
General and administrative (1)	214,510	168,345	586,503	483,694
Total operating expenses	1,580,493	1,149,497	4,247,830	3,272,447
Operating loss	(56,284)	(12,456)	(200,368)	(101,913)
Other income (expense), net	(4,923)	(14,861)	331	(42,292)
Interest income	12,554	27,767	60,464	81,917
Interest expense	(14,141)	(7,804)	(35,302)	(22,413)
Loss before income taxes	(62,794)	(7,354)	(174,875)	(84,701)
Provision for income taxes	(35,595)	(63,453)	(18,029)	(148,083)
Net loss	$(98,389)	$(70,807)	$(192,904)	$(232,784)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.38)	$(0.27)	$(0.73)	$(0.89)
Diluted	$(0.38)	$(0.27)	$(0.73)	$(0.89)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	260,965	262,671	262,606	261,423
Diluted	260,965	262,671	262,606	261,423
(1)Amounts include stock-based compensation as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cost of revenues	$17,697	$20,980	$57,749	$62,225
Research and development	291,014	240,847	862,373	694,570
Marketing and sales	53,123	43,071	152,612	122,323
General and administrative	46,501	41,944	139,352	132,600
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cost of revenues	$24,683	$10,131	$54,393	$30,377
Research and development	94	94	281	281
Marketing and sales	6,564	3,672	15,670	11,017

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	March 31, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,136,342	$2,512,874
Marketable securities	—	424,268
Accounts receivable, net	907,439	778,302
Prepaid expenses and other current assets	289,903	175,793
Total current assets	2,333,684	3,891,237
Non-current assets:
Property and equipment, net	75,612	105,118
Operating lease right-of-use assets	119,676	169,127
Strategic investments	210,908	221,942
Intangible assets, net	463,457	244,840
Goodwill	2,303,393	1,304,445
Deferred tax assets	15,312	3,762
Other non-current assets	128,881	101,499
Total assets	$5,650,923	$6,041,970
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$207,734	$222,092
Accrued expenses and other current liabilities	816,261	681,601
Deferred revenue, current portion	2,250,863	2,227,002
Operating lease liabilities, current portion	48,197	50,164
Total current liabilities	3,323,055	3,180,859
Non-current liabilities:
Deferred revenue, net of current portion	160,781	254,252
Operating lease liabilities, net of current portion	205,740	201,483
Long-term debt	989,081	987,684
Deferred tax liabilities	24,259	23,881
Other non-current liabilities	68,979	48,157
Total liabilities	4,771,895	4,696,316
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	6,786,376	5,574,290
Accumulated other comprehensive income (loss)	(12,285)	13,226
Accumulated deficit	(5,895,066)	(4,241,865)
Total stockholders’ equity	879,028	1,345,654
Total liabilities and stockholders’ equity	$5,650,923	$6,041,970

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(98,389)	$(70,807)	$(192,904)	$(232,784)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41,284	23,178	101,238	69,154
Stock-based compensation	408,335	346,842	1,212,086	1,011,718
Impairment charges for leases and leasehold improvements	53,643	—	80,316	—
Deferred income taxes	11,138	1,746	(37,570)	(1,183)
Amortization of interest rate swap contracts	—	(6,337)	(7,163)	(20,357)
Net loss (gain) on strategic investments	1,691	6,643	(22,280)	24,546
Net foreign currency loss (gain)	5,322	(5,169)	6,649	(7,750)
Other	(160)	(264)	(80)	(241)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	4,260	53,770	(121,769)	(13,955)
Prepaid expenses and other assets	1,118	(294)	(135,141)	(65,967)
Accounts payable	(23,922)	(93)	(13,564)	14,626
Accrued expenses and other liabilities	182,992	131,508	100,932	53,804
Deferred revenue	(19,837)	171,958	(96,756)	253,467
Net cash provided by operating activities	567,475	652,681	873,994	1,085,078
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(994)	(1,228,875)	(5,969)
Purchases of property and equipment	(6,211)	(14,366)	(29,612)	(29,853)
Purchases of strategic investments	(2,250)	(1,100)	(7,250)	(26,650)
Purchases of marketable securities	—	(116,716)	(67,259)	(277,039)
Proceeds from maturities of marketable securities	59,016	53,584	144,125	125,212
Proceeds from sales of marketable securities	352,093	1,998	352,093	1,998
Proceeds from sales of strategic investments	1,493	624	36,333	4,937
Net cash provided by (used in) investing activities	404,141	(76,970)	(800,445)	(207,364)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(990,945)	(134,305)	(1,441,191)	(387,156)
Other	—	—	—	(3,143)
Net cash used in financing activities	(990,945)	(134,305)	(1,441,191)	(390,299)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2,549)	1,783	(9,301)	(3,709)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(21,878)	443,189	(1,376,943)	483,706
Cash, cash equivalents, and restricted cash at beginning of period	1,158,697	2,218,639	2,513,762	2,178,122
Cash, cash equivalents, and restricted cash at end of period	$1,136,819	$2,661,828	$1,136,819	$2,661,828

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cloud	$1,132,436	$880,429	$3,197,171	$2,519,697
Data Center	560,733	388,516	1,368,997	1,086,391
Marketplace and other (1)	93,802	87,771	239,671	224,872
Total revenues	$1,786,971	$1,356,716	$4,805,839	$3,830,960
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the condensed consolidated statements of operations as the services are delivered over the term of the arrangement.

Restructuring Charges
(U.S. $ in thousands)
(unaudited)
During the third quarter ended March 31, 2026, the Company incurred restructuring charges associated with rebalancing of its resources and consolidating leases to accelerate its path to GAAP profitability, self-fund further investment in AI and enterprise sales, and reorganize its teams to move with more focus and speed around the Atlassian System of Work.
A summary of the restructuring charges for the three months ended March 31, 2026 by major activity type is as follows:

	Severance and Other Termination Benefits	Lease Consolidation	Total
Cost of revenue	$16,747	$4,281	$21,028
Research and development	104,972	23,548	128,520
Marketing and sales	24,423	18,267	42,690
General and administrative	24,025	7,568	31,593
Total	$170,167	$53,664	$223,831

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Gross profit
GAAP gross profit	$1,524,209	$1,137,041	$4,047,462	$3,170,534
Plus: Stock-based compensation	17,697	20,980	56,317	62,225
Plus: Amortization of acquired intangible assets	24,683	10,131	54,393	30,377
Plus: Restructuring charges (3)	21,028	—	52,620	—
Non-GAAP gross profit	$1,587,617	$1,168,152	$4,210,792	$3,263,136
Gross margin
GAAP gross margin	85%	84%	85%	83%
Plus: Stock-based compensation	1	2	1	2
Plus: Amortization of acquired intangible assets	2	—	1	—
Plus: Restructuring charges (3)	1	—	1	—
Non-GAAP gross margin	89%	86%	88%	85%
Operating income
GAAP operating loss	$(56,284)	$(12,456)	$(200,368)	$(101,913)
Plus: Stock-based compensation	408,335	346,842	1,210,654	1,011,718
Plus: Amortization of acquired intangible assets	31,341	13,897	70,344	41,675
Plus: Restructuring charges (3)	223,831	—	279,509	—
Non-GAAP operating income	$607,223	$348,283	$1,360,139	$951,480
Operating margin
GAAP operating margin	(3%)	(1%)	(4%)	(3%)
Plus: Stock-based compensation	23	26	25	27
Plus: Amortization of acquired intangible assets	2	1	1	1
Plus: Restructuring charges (3)	12	—	6	—
Non-GAAP operating margin	34%	26%	28%	25%
Net income
GAAP net loss	$(98,389)	$(70,807)	$(192,904)	$(232,784)
Plus: Stock-based compensation	408,335	346,842	1,210,654	1,011,718
Plus: Amortization of acquired intangible assets	31,341	13,897	70,344	41,675
Plus: Restructuring charges (3)	223,831	—	279,509	—
Less: Income tax adjustments (1)	(108,576)	(28,427)	(314,523)	(103,777)
Non-GAAP net income	$456,542	$261,505	$1,053,080	$716,832
Net income per share
GAAP net loss per share - diluted	$(0.38)	$(0.27)	$(0.73)	$(0.89)
Plus: Stock-based compensation	1.56	1.29	4.60	3.82
Plus: Amortization of acquired intangible assets	0.12	0.05	0.27	0.16
Plus: Restructuring charges (3)	0.86	—	1.06	—
Less: Income tax adjustments (1)	(0.41)	(0.10)	(1.20)	(0.39)
Non-GAAP net income per share - diluted	$1.75	$0.97	$4.00	$2.70
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	260,965	262,671	262,606	261,423
Plus: Dilution from dilutive securities (2)	252	5,959	646	3,601
Weighted-average shares used in computing diluted non-GAAP net income per share	261,217	268,630	263,252	265,024
Free cash flow
GAAP net cash provided by operating activities	$567,475	$652,681	$873,994	$1,085,078
Less: Capital expenditures	(6,211)	(14,366)	(29,612)	(29,853)
Free cash flow	$561,264	$638,315	$844,382	$1,055,225

(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2026 and 2025, we determined the projected non-GAAP tax rate to be 24% and 26%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period-specific items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and nine months ended March 31, 2026 and 2025, because the effect would have been anti-dilutive.
(3) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the nine months ended March 31, 2026.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending June 30, 2026
GAAP gross margin	85.5%
Plus: Stock-based compensation	1.0
Plus: Amortization of acquired intangible assets	1.5
Non-GAAP gross margin	88.0%

GAAP operating margin	4.5%
Plus: Stock-based compensation	24.0
Plus: Amortization of acquired intangible assets	2.0
Non-GAAP operating margin	30.5%

Fiscal Year Ending June 30, 2026
GAAP gross margin	84.5%
Plus: Stock-based compensation	1.5
Plus: Restructuring charges	0.8
Plus: Amortization of acquired intangible assets	1.2
Non-GAAP gross margin	88.0%

GAAP operating margin	(2.0%)
Plus: Stock-based compensation	25.0
Plus: Restructuring charges	4.4
Plus: Amortization of acquired intangible assets	1.6
Non-GAAP operating margin	29.0%